EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-111381, 333-106667 and 333-95711) and in the
Registration Statements on Form S-8 (Nos. 333-108175, 333-104672, 333-101479,
333-99221, 333-91812, 333-91764, 333-81398, 333-71530, 333-71528, 333-66076,
333-66074, 333-65512, 333-59428, 333-58896, 333-57542, 333-48716, 333-48714,
333-48712, 333-44264, 333-32898, 333-93839, 333-93719, 333-79997, 333-76667,
333-76665, 333-68703, 333-52035, 333-24831, 333-00535 and 033-59153) of Cypress
Semiconductor Corporation of our report dated February 27, 2004 relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 27, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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San Jose, California
March 8, 2004